Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Fourth-Quarter and Full-Year Results
Improved Salt Segment Performance Sets Up Strong 2020 Outlook

Highlights:

•	Fourth-quarter 2019 revenue of $500.3 million, up 3% year-over-year; full-year 2019 revenue was $1.5 billion, consistent with 2018 results

•	Fourth-quarter 2019 operating earnings of $96.2 million and full-year 2019 operating earnings of $163.6 million, up 41% and 26% respectively

•	Year-over-year adjusted EBITDA* increases of 23% and 12% for fourth-quarter and full-year 2019, respectively

•
Fourth-quarter 2019 net earnings of $56.1 million, or $1.63 per diluted share, up 10% from fourth-quarter 2018 results; full-year 2019 net earnings of $62.5 million, or $1.81 per diluted share, down 9% versus 2018 results

•	Initiated strategic evaluation of Plant Nutrition South America business

OVERLAND PARK, Kan. (Feb. 10, 2020) – Compass Minerals (NYSE: CMP), a leading essential minerals company, reported strong fourth-quarter operating earnings and adjusted EBITDA* growth on slightly higher total revenue as all operating segments generated earnings improvements. For the full-year, year-over-year growth in Salt segment revenue and earnings offset weaker Plant Nutrition North and South America results.

"We closed 2019 with strong overall performance in our Salt business and sustained operational success within our Plant Nutrition North America business. Our Plant Nutrition South America business continued to deliver robust revenue growth in our direct-to-grower agriculture sales channel, which offset most of the impact of lower agriculture sales through distribution and a weaker local currency,” said Kevin S. Crutchfield, president and CEO. “Our leadership team has been extremely pleased with the strong production results at our North American salt mines, the resilience of the North American sulfate of potash (SOP) market and our enterprise-wide optimization efforts, all of which have positioned us to further grow earnings in 2020. After a deep consideration of our core competencies, we have initiated an evaluation of the long-term strategic fit of our Plant Nutrition South America business to determine the best options for unlocking the true value of these assets. While this evaluation could result in a variety of outcomes, we are committed to charting a strategic path forward that delivers increased value for all stakeholders.”

Net earnings for the 2019 fourth quarter totaled $56.1 million, or $1.63 per diluted share, compared to $51.0 million, or $1.50 per diluted share, in the 2018 period. Prior-year results include special items related to executive transition costs and a net benefit from a one-time tax item. When adjusting for these items, fourth-quarter 2018 net earnings were $48.0 million, or $1.41 per diluted share.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

For the full year, the company generated net earnings of $62.5 million, or $1.81 per diluted share, compared to $68.8 million, or $2.02 per diluted share, in 2018. Current-year results include $3.8 million of special items, net of tax, related to logistics cost impacts from Mississippi River flooding and executive transitions costs, while prior-year results included the special items mentioned above. Excluding special items, full-year 2019 net earnings totaled $66.3 million, or $1.92 per diluted share, compared to $65.8 million, or $1.93 per diluted share, in 2018. Details regarding special items, along with reconciliations of any non-GAAP measures used in this press release, can be found in the tables at the end of this press release.

*EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA are non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are provided in tables at the end of this press release.

SALT SEGMENT
Salt segment fourth-quarter 2019 revenue totaled $310.9 million, up 9% from 2018 fourth-quarter results, driven by a 4% increase in sales volumes and a 5% improvement in average selling price. Both highway deicing and consumer and industrial salt businesses delivered fourth-quarter volume growth in 2019 due to increased winter weather demand in North America, partially offset by mild weather in the U.K. Average selling prices for highway deicing products rose 10%, more than offsetting a 3% year-over-year decline in consumer and industrial average selling prices.

For the full year, Salt segment revenue grew 4% percent to $889.5 million from $858.1 million in 2018 on stronger prices for highway deicing products and higher consumer and industrial sales volumes due to increased sales of bulk and packaged deicing products compared to prior year.

Fourth-quarter 2019 Salt segment operating earnings increased 41%, or $23.5 million, from 2018 results, while EBITDA grew 36% to $96.5 million. Improved average selling prices and lower logistics cost compared to prior year contributed to increased EBITDA and boosted fourth-quarter EBITDA margin, which expanded to 31.0% from 24.9% in the fourth quarter of 2018.

For the full year, the Salt segment generated $168.0 million in operating earnings and adjusted EBITDA of $232.5 million, an increase of 45% and 35% respectively from 2018 results. Full-year earnings results were bolstered by improved average selling prices, which more than offset lower sales volumes and increased per-unit logistics cost.

Winter Weather Effect
The company reported 49 winter weather events in the 2019 fourth quarter in the 11 cities the company tracks, which was above the 10-year average mainly due to strong snow activity in November. The company estimates these variations from average winter weather had a negligible impact on revenue and earnings as benefits from above average snow events in the fourth quarter in North America were offset by lower deicing sales in the U.K. due to warm weather.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Estimated Effect of Winter Weather on Salt Segment Performance (dollars in millions)
	Three months ended December 31,		Calendar year(1)
	2019	2018	2019	2018
Favorable (unfavorable) to average weather: Sales	Negligible	($16) to ($18)	$20 to $25	Negligible
Operating earnings	Negligible	($6) to ($8)	$8 to $10	Negligible

(1)	Includes estimated impact for the three months ended March 31 and the three months ended December 31.

PLANT NUTRITION BUSINESS SUMMARY
Fourth-quarter 2019 results in the Plant Nutrition business were mixed with revenue in both North and South America declining modestly, while earnings in both segments improved compared to prior-year results. Wet and cold weather in the U.S in the first half of 2019 and challenging global agriculture fundamentals during most of 2019 reduced full-year results compared to 2018.

Plant Nutrition North America segment revenue in the 2019 fourth quarter totaled $76.5 million, down 12% from the prior-year quarter primarily due to an 11% decrease in sales volumes and a 1% decline in average selling prices. While lower than prior year, sales volumes were the second highest fourth-quarter result in company history. For full-year 2019, the segment generated $206.2 million in revenue, 12% below prior-year results primarily due to lower sales volumes. SOP and micronutrient sales were limited in the first half of the year by poor weather conditions, which reduced agriculture activity in many key North American markets.

Fourth-quarter 2019 operating earnings for the Plant Nutrition North America segment increased 6% from prior year to $14.8 million, while EBITDA increased 2% to $25.9 million. Continued improvement in per-unit costs more than offset the impact of lower sales volumes and drove the expansion of the segment's EBITDA margin to 33.9% from 29.3% in the fourth quarter of 2018. Full-year 2019 operating earnings declined 11%, to $22.5 million, while EBITDA of $67.1 million was 9% below 2018 results as improved per-unit production costs were more than offset by lower sales volumes and increased per-unit logistics costs.

The Plant Nutrition South America segment generated $110.3 million in revenue in the fourth quarter of 2019, a 3% decline from the prior-year quarter. In local currency, revenue increased 4% driven by improved agriculture product average selling price and increased chemical solutions sales volumes.

Full-year 2019 revenue for the Plant Nutrition South America segment totaled $385.1 million, 2% below 2018 results. In local currency, revenue increased 5% compared to full-year 2018 results as sales volumes increased 4% and average selling prices increased 1%.

Plant Nutrition South America operating earnings for the fourth quarter of 2019 increased $2.5 million to $18.5 million, a 16% improvement from 2018 results, while EBITDA rose $2.4 million from 2018 results to $24.2 million. These improvements were primarily driven by a more profitable mix of agriculture product sales and higher chemical solutions sales

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

volumes compared to prior year. For the full year, operating earnings were $8.7 million below 2018 results, an 18% decline, and EBITDA declined 12%, principally driven by reduced agriculture product sales through distribution, lower chemical solutions average selling prices and continued investment in our direct-to-grower sales force, all of which more than offset strong growth in direct-to-grower agriculture sales.

OTHER FINANCIAL HIGHLIGHTS
Other expense in the 2019 fourth quarter totaled $5.9 million compared to other income of $8.4 million in the prior-year period. The year-over-year change was primarily related to non-cash foreign exchange losses in the current period.

Tax expense in the fourth quarter of 2019 was $16.8 million compared to $7.8 million in the 2018 period. The 2018 tax expense included a net one-time benefit of $6.8 million. Details can be found in the tables at the end of this press release.

Cash flow from operations for the full year of 2019 declined 12% from prior year to $159.6 million. This decline is primarily driven by higher inventory levels at the end of 2019 compared to prior year.

OUTLOOK
Strong production performance at Goderich and Cote Blanche mines and healthy highway deicing prices in North America, combined with normalized agriculture fundamentals in North and South America, are expected to produce a substantial increase in full-year 2020 EBITDA from 2019 results to the range of $350 million to $400 million.

The company expects modest Salt segment revenue growth for the first half of 2020 compared to 2019 when deicing sales benefited from above average winter activity. However, price improvements are expected to drive an increase in Salt segment EBITDA.

In our Plant Nutrition North America business, we expect a return to more normalized sales volumes for the full-year, with a gradual ramp-up in demand in the first half of 2020 as customer inventories are depleted.

The company expects the Plant Nutrition South America business to deliver strong full-year sales volume growth compared to 2019 with continued growth in its direct-to-grower agriculture sales as well as more normalized demand from its agriculture distribution customers. First-half 2020 expectations are up modestly on improvements in sales of both chemical solutions products and agriculture products sold through distribution.

As mentioned above, the company has initiated a strategic evaluation of its Plant Nutrition South America business. The company has retained external advisers, including J.P. Morgan, to assist in this process.

The table below summarizes the various components of Compass Minerals’ first half and full-year 2020 expectations.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

2020 OUTLOOK FULL YEAR EBITDA: $350 million to $400 million
	1H20	FY20
Salt Segment
Volume		11.0 million to 11.5 million tons
Revenue	$420 million to $460 million
EBITDA	$105 million to $130 million
Plant Nutrition North America Segment
Volume		340,000 to 380,000 tons
Revenue	$90 million to $105 million
EBITDA	$20 million to $30 million
Plant Nutrition South America Segment
Volume		800,000 to 900,000 tons
Revenue	$135 million to $155 million
EBITDA	$10 million to $20 million
Corporate
Corporate and other expense		$50 million to $55 million
Interest expense		$77 million to $80 million
Depreciation, depletion and amortization		$135 million to $138 million
Capital expenditures		$100 million to $110 million
Effective tax rate		~30%
*excludes depreciation, amortization and stock-based compensation.
CONFERENCE CALL
Compass Minerals will discuss its results on a conference call tomorrow morning, Tuesday, Feb. 11, at 10:00 a.m. ET. To access the conference call, please visit the company’s website at investors.compassminerals.com or dial 877-614-0009. Callers must provide the conference ID number 6761685. Outside of the U.S. and Canada, callers may dial 913-643-4075. Replays of the call will be available on the company’s website.

An updated summary of the company’s performance is included in a presentation available in the Investor Relations section of the company’s website at investors.compassminerals.com.

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. Its salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. Its plant nutrition business manufactures an innovative and diverse portfolio of products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, its specialty chemical business serves the water treatment industry and other industrial processes. The company operates 21 production and packaging facilities with more than 3,000 personnel throughout the U.S., Canada, Brazil and the U.K. Visit compassminerals.com for more information about the company and its products.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Investor Contact	Media Contact
Theresa L. Womble	Rick Axthlem
Director of Investor Relations	SVP of Communications and Corporate Affairs
+1.913.344.9362	+1.913.344.9198
womblet@compassminerals.com	MediaRelations@compassminerals.com

Non-GAAP Measures
Management uses a variety of measures to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas. In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses EBITDA and EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”), both non-GAAP financial measures, to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net income. The company also uses EBITDA and Adjusted EBITDA to assess its overall and operating segment operating performance and return on capital against other companies, and to evaluate potential acquisitions or other capital projects. EBITDA and Adjusted EBITDA are not calculated under GAAP and should not be considered in isolation or as a substitute for net income, operating earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation and amortization, each of which are an essential element of the company’s cost structure and cannot be eliminated. Consequently, any measure that excludes these elements has material limitations. While EBITDA and Adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to the potential inconsistencies in the method of calculation. The calculation of EBITDA and Adjusted EBITDA as used by management is set forth in the following tables.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about: the company’s ability to grow earnings, unlock the value of its assets and deliver value for stakeholders; production performance; prices; agriculture fundamentals; sales; demand; and the company’s outlook for the first half of 2020 and the full year of 2020, including its expectations regarding EBITDA, volume, revenue, corporate and other expense, interest expense, depreciation, depletion and amortization, capital expenditures and tax rates. We use words such as “may,” “would,” “could,”  “should,” “will,” “likely,” “expect,”“anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) pressure on prices and impact from competitive products, (iii) foreign exchange rates and the cost and availability of transportation for the distribution of the company’s products, (iv) any inability

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives, and (v) the outcome of the strategic evaluation of the Plant Nutrition South America business. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2019 filed or to be filed with the SEC. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Special Items Impacting the Twelve Months ended December 31, 2019 (unaudited, in millions, except share data)
Item description	Segment	Line item	Amount	Tax effect	After tax	EPS impact
Executive transition costs(1)	Salt	SG&A	$(1.3)	$0.3	$(1.0)	$(0.03)
Executive transition costs(1)	Corporate & other	SG&A	(1.0)	0.3	(0.7)	(0.02)
Logistics impact from flooding(2)	Salt	Shipping and handling cost	(2.8)	0.7	(2.1)	(0.06)
Totals			$(5.1)	$1.3	$(3.8)	$(0.11)
(1) The company incurred severance and other costs related to executive transition.
(2) The company incurred additional logistics costs related to Mississippi River flooding.

Special Items Impacting the Three and Twelve Months ended December 31, 2018 (unaudited, in millions, except share data)
Item description	Segment	Line item	Amount	Tax effect	After tax	EPS impact
Executive transition costs(1)	Corporate & other	SG&A	$(5.1)	$1.3	$(3.8)	$(0.11)
Tax on repatriated monies	Corporate & other	Income tax expense	(3.4)	—	(3.4)	(0.10)
Tax benefit of releasing certain deferred tax asset valuation allowances	Corporate & other	Income tax expense	7.2	—	7.2	0.21
Net impact of 2017 U.S. tax law	Corporate & other	Income tax expense	3.0	—	3.0	0.09
Totals			$1.7	$1.3	$3.0	$0.09
(1) The company incurred certain severance costs related to its CEO transition. These costs related primarily to separation payments and benefits, including the accelerated vesting of certain equity awards.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Reconciliation for Net Earnings, Excluding Special Items (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net earnings	$56.1	$51.0	$62.5	$68.8
Executive transition costs, net of tax(1)	—	3.8	1.7	3.8
Logistics impact from flooding, net of tax(2)	—	—	2.1	—
Net impact of 2017 U.S. tax law(3)	—	(3.0)	—	(3.0)
Tax benefit of releasing certain deferred tax asset valuation allowances	—	(7.2)	—	(7.2)
Tax on repatriated monies	—	3.4	—	3.4
Net earnings, excluding special items	$56.1	$48.0	$66.3	$65.8
(1) The company incurred severance and other costs related to executive transition.
(2) The company incurred additional logistics costs related to Mississippi River flooding.

(3)
On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act, which significantly changes U.S. corporate income tax laws by reducing the U.S. corporate income tax rate to 21% beginning in 2018 and imposes a one-time mandatory tax on previously deferred foreign earnings. As a result of this tax legislation, the company recorded a provisional net charge of $46.8 million during the fourth quarter of 2017. In the fourth quarter of 2018, the company finalized the impact of this tax legislation on its 2017 results.

Reconciliation for Adjusted Operating Earnings (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Operating earnings	$96.2	$68.3	$163.6	$130.3
Executive transition costs(1)	—	5.1	2.3	5.1
Logistics impact from flooding(2)	—	—	2.8	—
Adjusted operating earnings	$96.2	$73.4	$168.7	$135.4
Sales	500.3	486.5	1,490.5	1,493.6
Adjusted operating margin	19.2%	15.1%	11.3%	9.1%
(1) The company incurred severance and other costs related to executive transition.
(2) The company incurred additional logistics costs related to Mississippi Rver flooding.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net earnings	$56.1	$51.0	$62.5	$68.8
Interest expense	17.7	18.0	68.4	62.5
Income tax expense	16.8	7.8	22.1	8.8
Depreciation, depletion and amortization	35.1	33.3	137.9	136.9
EBITDA	$125.7	$110.1	$290.9	$277.0
Adjustments to EBITDA:
Executive transition costs(1)	—	5.1	2.3	5.1
Logistics impact from flooding(2)	—	—	2.8	—
Other expense (income), net (3)	5.9	(8.4)	11.3	(8.8)
Adjusted EBITDA	$131.6	$106.8	$307.3	$273.3

(1)	The company incurred severance and other costs related to executive transition.

(2)	The company incurred additional logistics costs related to Mississippi River flooding.

(3)
Primarily includes interest income and foreign exchange gains and losses. Beginning in the first quarter of 2020, the company will exclude the non-cash portion of stock-based compensation expense from its adjusted EBITDA. Prior periods will be recast to reflect this change.

Salt Segment Performance (dollars in millions, except for sales volumes and prices per short ton)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Sales	$310.9	$284.1	$889.5	$858.1
Operating earnings	$80.5	$57.0	$168.0	$115.7
Operating margin	25.9%	20.1%	18.9%	13.5%
Adjusted operating earnings(1)	$80.5	$57.0	$172.1	$115.7
Adjusted operating margin(1)	25.9%	20.1%	19.3%	13.5%
EBITDA(1)	$96.5	$70.7	$228.4	$171.9
EBITDA(1) margin	31.0%	24.9%	25.7%	20.0%
Adjusted EBITDA(1)	$96.5	$70.7	$232.5	$171.9
Adjusted EBITDA(1) margin	31.0%	24.9%	26.1%	20.0%
Sales volumes (in thousands of tons):
Highway deicing	2,937	2,832	8,748	9,597
Consumer and industrial	686	651	2,175	2,030
Total salt	3,623	3,483	10,923	11,627
Average sales prices (per ton):
Highway deicing	$66.66	$60.76	$62.36	$55.44
Consumer and industrial	$167.68	$172.08	$158.09	$160.65
Total salt	$85.81	$81.57	$81.43	$73.80

(1)	Adjusted operating earnings, EBITDA and adjusted EBITDA are non-GAAP financial measures. Reconciliations follow in these tables.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Reconciliation for Salt Segment Adjusted Operating Earnings (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Reported GAAP segment operating earnings	$80.5	$57.0	$168.0	$115.7
Executive transition costs(1)	—	—	1.3	—
Logistics impact from flooding(2)	—	—	2.8	—
Segment adjusted operating earnings	$80.5	$57.0	$172.1	$115.7
Segment sales	310.9	284.1	889.5	858.1
Segment adjusted operating margin	25.9%	20.1%	19.3%	13.5%

(1)	The company incurred severance and other costs related to executive transition.

(2)	The company incurred additional logistics costs related to Mississippi River flooding.

Reconciliation for Salt Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Reported GAAP segment operating earnings	$80.5	$57.0	$168.0	$115.7
Depreciation, depletion and amortization	16.0	13.7	60.4	56.2
Segment EBITDA	$96.5	$70.7	$228.4	$171.9
Executive transition costs(1)	—	—	1.3	—
Logistics impact from flooding(2)	—	—	2.8	—
Segment adjusted EBITDA	$96.5	$70.7	$232.5	$171.9
Segment sales	310.9	284.1	889.5	858.1
Segment adjusted EBITDA margin	31.0%	24.9%	26.1%	20.0%

(1)	The company incurred severance and other costs related to executive transition.

(2)	The company incurred additional logistics costs related to Mississippi River flooding.

Plant Nutrition North America Segment Performance (dollars in millions, except for prices per short ton)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Sales	$76.5	$86.8	$206.2	$233.2
Operating earnings	$14.8	$13.9	$22.5	$25.3
Operating margin	19.3%	16.0%	10.9%	10.8%
EBITDA(1)	$25.9	$25.4	$67.1	$73.9
EBITDA(1) margin	33.9%	29.3%	32.5%	31.7%
Sales volumes (in thousands of tons)	117	131	317	362
Average sales price (per ton)	$655	$662	$651	$645

(1)	EBITDA is a non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

Reconciliation for Plant Nutrition North America Segment EBITDA (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Reported GAAP segment operating earnings	$14.8	$13.9	$22.5	$25.3
Depreciation, depletion and amortization	11.1	11.5	44.6	48.6
Segment EBITDA	$25.9	$25.4	$67.1	$73.9
Segment sales	76.5	86.8	206.2	233.2
Segment EBITDA margin	33.9%	29.3%	32.5%	31.7%

Plant Nutrition South America Segment Performance (dollars in millions, except for prices per short ton)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Sales	$110.3	$113.2	$385.1	$391.8
Operating earnings	$18.5	$16.0	$40.0	$48.7
Operating margin	16.8%	14.1%	10.4%	12.4%
EBITDA(1)	$24.2	$21.8	$63.1	$71.9
EBITDA(1) margin	21.9%	19.3%	16.4%	18.4%
Sales volumes (in thousands of tons)
Agriculture	125	130	452	461
Chemical solutions	92	78	338	300
Total sales volumes	217	208	790	761
Average sales prices (per ton):
Agriculture	$708	$700	$655	$644
Chemical Solutions	$243	$283	$264	$316
Total Plant Nutrition South America	$510	$543	$488	$515

(1)	EBITDA is a non-GAAP financial measure. Reconciliations follow in these tables.

Reconciliation for Plant Nutrition South America Segment EBITDA (unaudited, in millions)
	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Reported GAAP segment operating earnings	$18.5	$16.0	$40.0	$48.7
Depreciation, depletion and amortization	5.4	5.7	22.4	22.2
Earnings in equity method investee	0.3	0.1	0.7	1.0
Segment EBITDA	$24.2	$21.8	$63.1	$71.9
Segment sales	110.3	113.2	385.1	391.8
Segment EBITDA margin	21.9%	19.3%	16.4%	18.4%

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sales	$500.3	$486.5	$1,490.5	$1,493.6
Shipping and handling cost	97.2	98.2	312.5	320.0
Product cost	261.1	273.7	841.2	879.7
Gross profit	142.0	114.6	336.8	293.9
Selling, general and administrative expenses	45.8	46.3	173.2	163.6
Operating earnings	96.2	68.3	163.6	130.3
Other expense/(income):
Interest expense	17.7	18.0	68.4	62.5
Net earnings from equity investee	(0.3)	(0.1)	(0.7)	(1.0)
Other, net	5.9	(8.4)	11.3	(8.8)
Earnings before income taxes	72.9	58.8	84.6	77.6
Income tax expense	16.8	7.8	22.1	8.8
Net earnings	$56.1	$51.0	$62.5	$68.8
Basic net earnings per common share	$1.64	$1.50	$1.82	$2.02
Diluted net earnings per common share	$1.63	$1.50	$1.81	$2.02
Cash dividends per share	$0.72	$0.72	$2.88	$2.88
Weighted-average common shares outstanding (in thousands):(1)
Basic	33,886	33,853	33,882	33,848
Diluted	33,886	33,853	33,882	33,848

(1)
Excludes weighted participating securities such as RSUs and PSUs that receive non-forfeitable dividends, which consist of 353,000 and 307,000 weighted participating securities for the three and 12 months ended December 31, 2019, respectively, and 195,000 and 186,000 weighted participating securities for the three and 12 months ended December 31, 2018, respectively.

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$34.7	$27.0
Receivables, net	342.4	311.6
Inventories	311.5	266.6
Other current assets	96.4	116.0
Property, plant and equipment, net	1,030.8	1,052.0
Intangible and other noncurrent assets	627.4	594.7
Total assets	$2,443.2	$2,367.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$51.8	$43.5
Other current liabilities	243.8	239.8
Long-term debt, net of current portion	1,364.2	1,321.2
Deferred income taxes and other noncurrent liabilities	253.8	223.2
Total stockholders' equity	529.6	540.2
Total liabilities and stockholders' equity	$2,443.2	$2,367.9

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Twelve Months Ended
	December 31,
	2019	2018
Net cash provided by operating activities	$159.6	$182.3

Cash flows from investing activities:
Capital expenditures	(98.1)	(96.8)
Other, net	(2.3)	(2.8)

Net cash used in investing activities	(100.4)	(99.6)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	574.1	457.4
Principal payments on revolving credit facility borrowings	(611.1)	(429.1)
Proceeds from the issuance of long-term debt	1,001.8	54.3
Principal payments on long-term debt	(902.8)	(68.1)
Dividends paid	(98.2)	(97.7)
Deferred financing costs	(12.8)	(1.7)
Shares withheld to satisfy employee tax obligations	(0.3)	—
Other	(1.2)	(1.0)

Net cash used in financing activities	(50.5)	(85.9)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	(6.4)
Net change in cash and cash equivalents	7.7	(9.6)
Cash and cash equivalents, beginning of the year	27.0	36.6

Cash and cash equivalents, end of period	$34.7	$27.0

Compass Minerals Reports Fourth-Quarter and Full-Year Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three months ended December 31, 2019	Salt	Plant Nutrition North America	Plant Nutrition South America	Corporate and Other(1)	Total
Sales to external customers	$310.9	$76.5	$110.3	$2.6	$500.3
Intersegment sales	—	2.0	—	(2.0)	—
Shipping and handling cost	82.7	10.2	4.3	—	97.2
Operating earnings (loss)	80.5	14.8	18.5	(17.6)	96.2
Depreciation, depletion and amortization	16.0	11.1	5.4	2.6	35.1
Total assets	1,056.3	575.5	715.3	96.1	2,443.2

Three months ended December 31, 2018	Salt	Plant Nutrition North America	Plant Nutrition South America	Corporate and Other(1)	Total
Sales to external customers	$284.1	$86.8	$113.2	$2.4	$486.5
Intersegment sales	—	2.1	0.8	(2.9)	—
Shipping and handling cost	82.3	11.4	4.5	—	98.2
Operating earnings (loss)(2)	57.0	13.9	16.0	(18.6)	68.3
Depreciation, depletion and amortization	13.7	11.5	5.7	2.4	33.3
Total assets	948.9	589.3	709.9	119.8	2,367.9

Twelve months ended December 31, 2019	Salt	Plant Nutrition North America	Plant Nutrition South America	Corporate and Other(1)	Total
Sales to external customers	$889.5	$206.2	$385.1	$9.7	$1,490.5
Intersegment sales	—	6.4	2.7	(9.1)	—
Shipping and handling cost	267.4	28.5	16.6	—	312.5
Operating earnings (loss)(2)	168.0	22.5	40.0	(66.9)	163.6
Depreciation, depletion and amortization	60.4	44.6	22.4	10.5	137.9

Twelve months ended December 31, 2018	Salt	Plant Nutrition North America	Plant Nutrition South America	Corporate and Other(1)	Total
Sales to external customers	$858.1	$233.2	$391.8	$10.5	$1,493.6
Intersegment sales	—	5.6	3.4	(9.0)	—
Shipping and handling cost	272.4	29.0	18.6	—	320.0
Operating earnings (loss)(2)	115.7	25.3	48.7	(59.4)	130.3
Depreciation, depletion and amortization	56.2	48.6	22.2	9.9	136.9

(1)
Corporate and other includes corporate entities, records management operations and other incidental operations and eliminations. Operating earnings (loss) for corporate and other includes indirect corporate overhead including costs for general corporate governance and oversight, as well as costs for the human resources, information technology, legal and finance functions.

(2)
Corporate operating results for the twelve months ended December 31, 2019 include executive transition costs of $2.3 million and additional logistics costs of $2.8 million. Operating results for the three and twelve months ended December 31, 2018 include executive transition costs of $5.1 million.